FORM OF
                        RESTRICTED STOCK AGREEMENT
                      UNDER THE AMENDED AND RESTATED
                        PETROLEUM HELICOPTERS, INC.
               1995 INCENTIVE COMPENSATION PLAN, AS AMENDED


     THIS AGREEMENT is entered into as of July 30, 1996, by and between Petroleum Helicopters, Inc., a Louisiana corporation ("PHI"), and
______________ (the "Award Recipient").

     WHEREAS, under the Amended and Restated Petroleum Helicopters, Inc. 1995 Incentive Compensation Plan, as amended (the "Plan"), the Compensation Committee of the PHI Board of Directors (the "Committee") may, among other things, award options to purchase shares of the non-voting common stock, $.10 par value per share, of PHI (the "Common Stock") to a key employee of PHI or one of its subsidiaries (collectively, the "Company"); and

     WHEREAS, pursuant to the Plan, on July 30, 1996, the Committee awarded Restricted Stock to the Award Recipient, subject to the attainment of specific performance goals and other terms, conditions, and restrictions set forth in the Plan and this Agreement;

     NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

                                    1.

                   Conditional Award of Restricted Stock

     Pursuant to the terms of the Plan, the Award Recipient is hereby awarded, subject to the attainment of the performance goals contained in
Section 2 hereof and the other terms, conditions, and restrictions contained herein, the number of shares of Restricted Stock calculated in accordance with the terms of Section 2 hereof, which shall be issuable to the Award Recipient on the date set forth in Section 2.

                                    2.

         Performance Conditions for Issuance of Restricted Stock

     2.1 Effective July 31, 1997, the Committee shall determine the number of shares of Restricted Stock that will be issued as of that date to the Award Recipient, which number shall be equal to the sum of (i) the number of shares of Restricted Stock calculated based on Company performance in accordance with Section 2.1(a) below, (ii) the number of shares of Restricted Stock calculated based on the performance of the __________ Unit (the "Unit") in accordance with Section 2.1(b) below, and (iii) the number of shares of Restricted Stock determined based on individual performance in accordance with Section 2.1(c) below. In no event shall such total number of shares of Restricted Stock exceed __________.

          (a) Company Performance Goals. The number of shares of Restricted Stock calculated based on Company performance shall not exceed __________ and shall be determined as follows:

               (1) If the consolidated earnings of the Company before income taxes for the fiscal year ending April 30, 1997, as adjusted by the Committee for extraordinary items ("Actual Company Operating Income"), equals the consolidated earnings before income taxes reflected in the annual budget of the Company for the fiscal year ending April 30, 1997 ("Budgeted Company Operating Income"), the Award Recipient shall be issued __________ shares of Restricted Stock.

               (2) If Actual Company Operating Income exceeds Budgeted Company Operating Income, the Award Recipient shall be issued, in addition to the number of shares of Restricted Stock calculated in accordance with paragraph (1) of this Section 2.1(a), __________ shares of Restricted Stock for each 1% or fraction of 1% by which Actual Company Operating Income exceeds Budgeted Company Operating Income, up to a maximum of __________ additional shares of Restricted Stock.

               (3) If Actual Company Operating Income is less than Budgeted Company Operating Income, but is at least 90% of Budgeted Company Operating Income, the Award Recipient shall be issued a number of shares of Restricted Stock equal to (a) __________ minus
     (b) __________ for each 1% or fraction of 1% by which Actual Company Operating Income is less than Budgeted Company Operating Income.

               (4) If Actual Company Operating Income is less than 90% of Budgeted Company Operating Income, the Award Recipient shall not be issued any shares of Restricted Stock based on Company performance pursuant to this Section 2.1(a).

          (b)  Unit Performance Goals.  The number of shares of
Restricted Stock calculated based on Unit performance shall not exceed __________ and shall be determined as follows:

               (1) If the consolidated earnings of the Company before income taxes for the fiscal year ending April 30, 1997 attributable to the Unit, as adjusted by the Committee for extraordinary items ("Actual Unit Operating Income"), equals the consolidated earnings before income taxes reflected in the annual budget of the Company for the fiscal year ending April 30, 1997 for the Unit ("Budgeted Unit Operating Income"), the Award Recipient shall be issued __________ shares of Restricted Stock.

               (2)  If Actual Unit Operating Income exceeds Budgeted
     Unit Operating Income, the Award Recipient shall be issued, in addition to the number of shares of Restricted Stock calculated in accordance with paragraph (1) of this Section 2.1(b), __________ shares of Restricted Stock for each 1% or fraction of 1% by which Actual Unit Operating Income exceeds Budgeted Unit Operating Income, up to a maximum of __________ additional shares of Restricted Stock.

               (3)  If Actual Unit Operating Income is less than
     Budgeted Unit Operating Income, but is at least 90% of Budgeted Unit Operating Income, the Award Recipient shall be issued a number of shares of Restricted Stock equal to (a) __________ minus (b)
     __________ for each 1% or fraction of 1% by which Actual Unit Operating Income is less than Budgeted Unit Operating Income.

               (4) If Actual Unit Operating Income is less than 90% of Budgeted Unit Operating Income, the Award Recipient shall not be issued any shares of Restricted Stock based on Unit performance pursuant to this Section 2.1(b).

          (c) Individual Performance. The number of shares of Restricted Stock determined based on an evaluation of the Award Recipient's individual performance for the fiscal year ended April 30, 1997, shall be at the discretion of the Committee and shall not exceed __________ shares of Restricted Stock. In evaluating the individual performance of the Award Recipient, the Committee may take into consideration the recommendation of the Chief Executive Officer of the Company with respect thereto.

     2.2 No fractional shares of Restricted Stock shall be issuable pursuant to Section 2.1. If the sum of the calculations under Sections 2.1(a), 2.1(b), and 2.1(c) results in a fraction, such sum shall be rounded up to the next highest whole number, provided the total number of shares of Restricted Stock issuable under Section 2.1 shall not exceed the limit specified in the first paragraph of Section 2.1.

     2.3 If the Award Recipient's employment with the Company should terminate for any reason on or before April 30, 1997, the Award Recipient shall not be issued any shares of Restricted Stock pursuant to Section 2.1. All shares of Restricted Stock not issued in accordance with the terms and conditions of Section 2.1 shall be forfeited.

                                    3.

                            Award Restrictions

     3.1 The shares of Restricted Stock issued to the Award Recipient in accordance with the provisions of Section 2.1 hereof as of the date specified in such Section 2.1 and the right to vote such shares of Restricted Stock and to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered until such time as such shares of Restricted Stock vest and the restrictions imposed thereon lapse, as provided below.

     3.2 The shares of Restricted Stock issued to the Award Recipient in accordance with the provisions of Section 2.1 hereof will vest and the restrictions imposed thereon will lapse on July 31, 2000, if the Award Recipient remains in the employ of the Company on that date. The period during which the restrictions imposed on such shares of Restricted Stock by the Plan and this Agreement are in effect is referred to herein as the "Restricted Period." During the Restricted Period, the Award Recipient shall be entitled to all rights of a shareholder of PHI, including the right to vote such shares of Restricted Stock and to receive dividends thereon.

     3.3 All restrictions on the Restricted Stock issued to the Award Recipient in accordance with the provisions of Section 2.1 hereof shall immediately lapse and the shares shall vest (a) if the Award Recipient dies while he is employed by the Company, (b) if the Award Recipient becomes disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, while employed by the Company, (c) if the Award Recipient retires from employment with the Company on or after attaining the age of 65 or is granted early retirement by a vote of the PHI Board of Directors, or (d) pursuant to the provisions of the Plan, during the Restricted Period.

                                    4.

                            Stock Certificates

     4.1 The stock certificates evidencing the Restricted Stock issued to the Award Recipient in accordance with the provisions of Section 2.1 hereof shall be retained by PHI until the termination of the Restricted Period and the lapse of restrictions under the terms hereof. PHI shall place a legend on the stock certificates restricting the transferability of such shares of Restricted Stock.

     4.2 Upon the lapse of restrictions on shares of Restricted Stock issued to the Award Recipient in accordance with the provisions of Section 2.1, PHI shall cause a stock certificate without a restrictive legend representing such shares of Restricted Stock to be issued in the name of the Award Recipient or his nominee within 30 days after the end of the Restricted Period. Upon receipt of such stock certificate, the Award Recipient is free to hold or dispose of the shares of Common Stock represented by such certificate subject to applicable securities laws.

                                    5.

                                 Dividends

     Any dividends paid on the shares of Restricted Stock issued to the Award Recipient in accordance with the provisions of Section 2.1 hereof shall be paid to the Award Recipient currently.

                                    6.

                             Withholding Taxes

     At any time that an Award Recipient is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the lapse of restrictions on shares of Restricted Stock, the Award Recipient may, subject to the approval of the Committee, satisfy this obligation in whole or in part by electing that the Company withhold shares of Common Stock having a value equal to the amount required to be withheld in accordance with the terms of the Plan currently in effect or as it may be amended.

                                    7.

                           Additional Conditions

     Anything in this Agreement to the contrary notwithstanding, if at any time PHI further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any document) of the shares of Common Stock issued or issuable pursuant hereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock pursuant hereto, or the removal or any restrictions imposed on such shares, such shares of Common Stock shall not be issued, in whole or in part, or the restrictions thereon removed, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to PHI.

                                    8.

                    No Contract of Employment Intended

     Nothing in this Agreement shall confer upon the Award Recipient any right to continue in the employment of the Company or to interfere in any way with the right of the Company to terminate the Award Recipient's em-

ployment relationship with the Company at any time.

                                    9.

                              Binding Effect

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                    10.

                          Inconsistent Provisions

     The shares of Restricted Stock covered hereby are subject to the provisions of the Plan. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

         PETROLEUM HELICOPTERS, INC.


                             By:
                                  Carroll W. Suggs, Chairman of the Board
                                    and Chief Executive Officer




                                     ____________________
                                        Award Recipient